The Bond Fund of America
December 31, 2017
Because the electronic format for filing Form N-SAR does not provide adequate space for responding to
Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2,
complete answers are as follows:
Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period
Share Class	Total Income Dividends (000's omitted)
Class A	$359,082
Class B	$28
Class C	$12,006
Class T*	$-
Class F-1	$13,960
Class F-2	$75,031
Class F-3	$23,564
Total	$483,671
Class 529-A	$16,509
Class 529-B	$2
Class 529-C	$3,098
Class 529-E	$742
Class 529-T*	$-
Class 529-F-1	$1,625
Class R-1	$392
Class R-2	$5,194
Class R-2E	$213
Class R-3	$9,846
Class R-4	$10,615
Class R-5	$3,531
Class R-5E	$5
Class R-6	$110,854
Total	$162,626
Item 73 A1 and 73A2
Distributions per share for which record date passed during the period
Share Class	Dividends from Net Investment Income
Class A	$0.2371
Class B	$0.0576
Class C	$0.1350
Class T	$0.1923
Class F-1	$0.2310
Class F-2	$0.2695
Class F-3	$0.2624
Class 529-A	$0.2276
Class 529-B	$0.0600
Class 529-C	$0.1288
Class 529-E	$0.2015
Class 529-T	$0.1884
Class 529-F-1	$0.2569
Class R-1	$0.1382
Class R-2	$0.1400
Class R-2E	$0.1787
Class R-3	$0.1981
Class R-4	$0.2374
Class R-5E	$0.2593
Class R-5	$0.2757
Class R-6	$0.2827
Item 74U1 and 74U2
Number of shares outstanding
Share Class	Shares Outstanding (000's omitted)
Class A	1,546,554
Class B	-
Class C	80,762
Class T	1
Class F-1	62,151
Class F-2	315,413
Class F-3	159,899
Total	2,164,780
Class 529-A	79,239
Class 529-B	-
Class 529-C	17,979
Class 529-E	3,652
Class 529-T	1
Class 529-F-1	6,791
Class R-1	2,609
Class R-2	35,361
Class R-2E	1,561
Class R-3	48,268
Class R-4	45,190
Class R-5	13,646
Class R-5E	6
Class R-6	492,619
Total	746,922
Item 74V1 and 74V2
Net asset value per share (to nearest cent)
Share Class	Net Asset Value Per Share
Class A	$12.89
Class B	$-
Class C	$12.89
Class T	$12.89
Class F-1	$12.89
Class F-2	$12.89
Class F-3	$12.89
Class 529-A	$12.89
Class 529-B	$-
Class 529-C	$12.89
Class 529-E	$12.89
Class 529-T	$12.89
Class 529-F-1	$12.89
Class R-1	$12.89
Class R-2	$12.89
Class R-2E	$12.89
Class R-3	$12.89
Class R-4	$12.89
Class R-5E	$12.89
Class R-5	$12.89
Class R-6	$12.89
* Amount less than one thousand